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                                                                    EXHIBIT 21.1



                         SUBSIDIARIES OF THE REGISTRANT

TEAM America Corporation has the following subsidiaries, all of which are wholly owned:

Ohio corporations:

                           TEAM America 5, Inc.
                           TEAM America 10, Inc.
                           TEAM America 12, Inc.
                           TEAM America of  Orlando, Inc.
                           TEAM America of Ohio, Inc.
                           TEAM America Professional Employer, Inc.
                           TEAM America of California, Inc.
                           TEAM America of Texas, Inc.
                           TEAM America of Oregon, Inc.
                           TEAM America of Washington, Inc.
                           TEAM America Information Resources, Inc.
                           Columbus E.L., Inc.

Michigan corporations:

                           The Personnel Department, Incorporated
                           The Personnel Department of Metropolitan Detroit,
                           Inc.
                           PTM Management Company, Incorporated

Indiana corporation:

                           The Personnel Department-Midwest, Inc.

Idaho corporation:

                           TEAM America West, Inc.

Mississippi corporation:

                           TEAM America Mid-South, Inc.

Tennessee corporation:

                           TEAM America of Tennessee, Inc.

Montana corporation:

                           TEAM America of Montana, Inc.